Exhibit 10.16

Lock-Up Agreement

March 30, 2007

Marino Capital Partners, Inc.	U.S. EURO Securities, Inc.
4600 Campus Dr., Suite 105	13661 Perdido Key Drive, Penthouse Floor
Newport Beach, CA 92660	Perdido Key, FL 32507
Attn: Frank Marino, CEO	Attn: Michael Roy Fugler, CEO

RE:	U.S. Dry Cleaning Corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is a director, officer or owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The undersigned understands that the Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the Underwriters or their representatives. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters or their representatives are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Marino Capital Partners, Inc. and US EURO Securities, Inc. (which consent may be withheld in each Underwriter’s sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 360 days after the effective date of the registration statement relating to the Offering (the “Lockup Period”); provided, however, the undersigned shall be permitted, without obtaining consent, to (i) make bona fide gifts of Common Stock, (ii) transfer Common Stock to trusts for the direct or indirect benefit of the undersigned and members of the undersigned’s immediately family, (iii) if the undersigned is a partnership or corporation or similar entity, distribute to partners or stockholders of the undersigned, in the case of (i), (ii) or (iii) so long as the transferees agree in writing to be bound by the terms of this agreement, or (iv) if the undersigned becomes or may become subject to the reporting requirements of Section 16 of the Exchange Act, enter into written trading plans designed to comply with Rule 10b5-1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plans until after the close of trading on the date 360 days after the effective date of the registration statement relating to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless Marino Capital Partners, Inc. and US EURO Securities, Inc. waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the Lock-Up Period, if any, pursuant to the previous paragraph will be delivered by Marino Capital Partners, Inc. and US EURO Securities, Inc. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. In addition, the undersigned agrees that it will not, without the prior written consent of Marino Capital Partners, Inc. and US EURO Securities, Inc., during the Lock-Up Period, as may be extended pursuant to the terms of this Lock-Up Agreement, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

This agreement shall terminate and be of no further force or effect if (i) the Offering is not consummated on or before [___________] or (ii) the Underwriting Agreement among the Company, Marino Capital Partners, Inc. and US EURO Securities, Inc. (the “Underwriting Agreement”) terminates prior to the First Closing Date (as defined in the Underwriting Agreement).

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Robert Y. Lee